Exhibit 99.1

Targacept Announces Addition of Alan W. Dunton, M.D. to its Board of Directors

Winston-Salem, North Carolina, October 24, 2006 – Targacept, Inc. (NASDAQ: TRGT), a clinical-stage biopharmaceutical company developing a new class of drugs known as NNR Therapeutics™, announced today that Alan W. Dunton, M.D. has been appointed to its board of directors. Dr. Dunton will also serve on the board’s governance and nominating committee.

“We are very pleased to welcome Alan Dunton to our board of directors,” said J. Donald deBethizy, Targacept’s President and Chief Executive Officer. “Alan’s considerable experience in product development and portfolio management in both emerging biotechnology and large pharmaceutical settings will be valuable as we advance our portfolio of NNR Therapeutics.”

Dr. Dunton is a recognized expert in drug development and clinical research. During his 23-year career, he has played a primary role in the development of a number of products to regulatory approval including Reminyl®, Risperdal®, TOPAMAX® , Levaquin®, Regranex® and Aleve®. Dr. Dunton has also been a recipient of the prestigious Nellie Westerman Prize from the American Federation of Clinical Research for his work in medical ethics.

Dr. Dunton is currently the non-executive chairman of the board of directors of ActivBiotics, Inc., a biopharmaceutical company focused on treatments for inflammatory diseases and bacterial infections. He has previously served as president and chief executive officer of Metaphore Pharmaceuticals, president and chief operating officer of Emisphere Technologies, president of the Janssen Research Foundation, managing director of Janssen Pharmaceutica (a division of Johnson & Johnson), group vice president for development at the R.W. Johnson Pharmaceutical Research Institute, and in executive positions at Roche, CIBA-GEIGY (now Novartis) and Syntex.

Dr. Dunton received his M.D. degree from New York University School of Medicine and completed his postgraduate training at the New York University Medical Center and the Bellevue Hospital VA Medical Center. He also held a Fellowship in Clinical Pharmacology at Cornell University.

About Targacept

Targacept is a clinical-stage biopharmaceutical company that discovers and develops NNR Therapeutics, a new class of drugs for the treatment of central nervous system diseases and disorders. Targacept’s product candidates selectively modulate neuronal nicotinic receptors that serve as key regulators of the nervous system activity to promote therapeutic effects and limit adverse side effects. Targacept has product candidates in development for Alzheimer’s disease and cognitive deficits in schizophrenia, pain and depression, and multiple preclinical programs. Targacept is located in Winston-Salem, North Carolina.

Forward-Looking Statements

Any statements in this press release about expectations, plans and prospects for Targacept, Inc. and all other statements that are not purely historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of various important factors, including the risks and uncertainties described under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in other filings that we make with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. We caution you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statements in this release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments may cause our views to change. Although we may elect to update these forward-looking statements publicly at some point in the future, whether as a result of new information, future events or otherwise, we specifically disclaim any obligation to do so, except as required by applicable law.

NNR Therapeutics™ is a trademark of Targacept, Inc. Other trademarks in this press release are the property of their respective owners.

Contacts:

Alan Musso, VP and CFO	Michelle Linn
Targacept, Inc.	Linnden Communications
Tel: (336) 480-2186	Tel: (508) 419-1555
Email: alan.musso@targacept.com	Email: linnmich@comcast.net